Exhibit 3.1

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

C T CORPORATION SYSTEM

Job:C20101220-1122
December 22, 2010

Special Handling Instructions:
12/22/10 CT E-MAIL

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00002962000-09		7	$2.00	$14.00
Copies - Certification of Document	00002962000-09		1	$30.00	$30.00
Total					$44.00

Payments

Type	Description	Amount
Billed	750060	$44.00
Total		$44.00

Credit Balance: $0.00

Job Contents:
NV Corp Certified Copy Request Cover Letter(s): 1

C T CORPORATION SYSTEM

STATE OF NEVADA ROSS MILLER Secretary of State SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings OFFICE OF THE SECRETARY OF STATE Certified Copy Job Number: C20101220-1122 December 22, 2010 Reference Number: 00002962000-09 Expedite: Through Date: The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number(s) Description Number of Pages 20070291281-02 Convert In 2 Pages/1 Copies 20070291283-24 Articles of Incorporation 4 Pages/1 Copies 20090802337-64 Certificate of Correction 1 Pages/1 Copies Respectfully, ROSS MILLER Secretary of State Certified By: Chris Thomann Certificate Number: C20101220-1122 You may verify this certificate online at http://www.nvsos.gov/ Commercial Recording Division 202 N. Carson Street Carson City, Nevada 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 1

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number 20070291281-02 Filing Date and Time 04/26/2007 4:13 PM Entity Number E0294022007-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

NEUTRON ENERGY, INC.
Name of constituent entity

WYOMING
Jurisdiction

CORPORATION
Entity type *

and,

NEUTRON ENERGY, INC.
Name of resulting entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

☐ The entire plan of conversion is attached to these articles.

☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐ The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form AM Conversion page 1 2007
Revised on 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion): Attn: c/o: 5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240) * : 6. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. ** NEUTRON ENERGY, INC. Name of constituent entity SECRETARY 04/26/2007 Signature Title Date * Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s’ articles. - ** Attached are Articles of Incorporation Filing Fee $350.00 This form must be accompanied by appropriate fees. Nevada Secretary of State Form AM Conversion page 2 2007 Revised on: 01/01/07

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775)684 5708 Website: secretaryofstate.biz Articles of Incorporation (PURSUANT TO NRS 78) Filed in the office of Ross Miller Secretary of State State of Nevada Document Number 20070291283-24 Filing Date and Time 04/26/2007 4:13 PM Entity Number E0294022007-7 Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Corporation: Neutron Energy, Inc. 2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served) National Registered Agents, Inc. of NV Name 1000 East William Street, Suite 204 Street Address Optional Mailing Address Carson City City City NEVADA State 89701 Zip Code Zip Code 3. Shares: (number of shares corporation authorized to issue) The classes and number of shares of each class which the Corporation is authorized to issue is further set forth on Exhibit A. Number of shares with par value: 210,000,000 Par value: $ 0.001 Number of shares without par value: n/a 4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees) 1. Kelsey L. Boltz Name 5320 N. 16th Street, Suite 114 Phoenix, AZ 85016 Street Address City State Zip Code 2. Dean T. Wilton Phoenix, AZ 85016 Name 5320 N. 16th Street, Suite 114 City State Zip Code Street Address Phoenix, AZ 85016 3. John K. Campbell City State Zip Code Name 5320 N. 16th Street, Suite 114 Street Address * Additional board of directors and articles are further set for the on Exhibit A attached hereto. 5. Purpose: (optional-see instructions) The purpose of this Corporation shall be: the exploration and acquisition of mineral resources, and to engage in any lawful act of activity under NRS 78. 6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporated) Edward M. Topham Name Signature 5320 N. 16th Street, Suite 114 Phoenix AZ 85016 Address City State Zip Code 7. Certificate of Acceptance of Appointment of Resident Agent: I hereby accept appointment as Resident Agent for the above named corporation. 4/26/07 Authorized Signature of R.A. or On Behalf of R.A. Company Melinda Pierce, Assit. Secty Date This form must be accompanied by appropriate fees. See attached fee schedule. Navada Secretary of State Form 70 ARTICLES 2003 NV001 - 10/18/2004 C T System Online Revised on: 11/21/03

EXHBIT A

ADDENDUM TO THE

ARTICLES OF INCORPORATION

OF

NEUTRON ENERGY, INC.

ARTICLE 3
Shares:

Number of Shares with par value: 210,000,000 Par Value: $0.001

The aggregate number of shares that the Corporation will have authority to issue is One Hundred and Ten Million (210,000,000), of which One Hundred Million (200,000,000) shares will be Common Stock, with a par value of $0.001 per share, and Ten Million (10,000,000) shares will be blank check preferred stock, with a par value of $0.001 per share. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(i)                                                  designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(ii)                                              create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(iii)                                          alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

(iv)                                             increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series;

(v)                                                 determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that class of shares or series of shares;

(vi)                                             determine whether that class of shares or series of shares will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii)                                         determine whether that class of shares or series of shares will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(viii)                                     determine whether or not the shares of that class of shares or series of shares will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(ix)                                            determine whether that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares of that class of shares or series of shares and, if so, the terms and amount of such sinking fund;

(x)                                                determine the rights of the shares of that class of shares or series of shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class of shares or series of shares; and

(xi)                                            determine any other relative rights, preferences and limitations of that class of shares or series of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws or in any amendment hereto shall be vested in the common stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE 4
Board of Directors:

Name & Address of additional member of the Board of Directors:

NAME	ADDRESS	TITLE

Jerry Nelson	5320 N. 16th Street, Suite 114	Director
Phoenix, AZ 85016

The number of Directors of the Corporation shall be fixed by its Bylaws.

2

ARTICLE 8
Liability:

To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages.

ARTICLE 9
Bylaws:

Provisions for the regulation of the internal affairs of the Corporation will be contained in its Bylaws as adopted by the Board of Directors.

ARTICLE 10
Acquisition of Controlling Interest:

The Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

ARTICLE 11
Indemnification:

The Corporation shall indemnify any person against expenses, including without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, and to the extent that, such indemnification is permitted and provided for by the laws of the State of Nevada then in effect.

3

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A) Filed in the office of Ross Miller Secretary of State State of Nevada Document Number 20090802337-64 Filing Date and Time 11/18/2009 3:00 PM Entity Number E0294022007-7 USE BLACK INK ONLY  DO NOT HIGHLIGHT Certificate of Correction ABOVE SPACE IS FOR OFFICE USE ONLY (Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A) 1. The name of the entity for which correction is being made: NEUTRON ENERGY, INC. 2. Description of the original document for which correction is being made: ARTICLES OF INCORPORATION 3. Filing date of the original document for which correction is being made: 4/26/2007 4. Description of the inaccuracy or defect. The first narrative paragraph in Article 3 has typographical errors, reflecting “The aggregate number of shares that the Corporation will have authority to issue is One Hundred and Ten Million (210,000,000), of which One Hundred Million (200,000,000) shares will be Common Stock, with a par value of $0.001 per share, and Ten Million (10,000,000) shares will be blank check preferred stock, with a par value of $0.001 per share.....” 5. Correction of the inaccuracy or defect. The aggregate number of shares that the Corporation will have authority to issue is Two Hundred and Ten Million (210,000,000), of which Two Hundred Million (200,000,000) shares will be Common Stock, with a par value of $0.001 per share and Ten Million (10,000,000) shares will be blank check preferred stock, with a par value of $0.001 per share. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action and within the limits set forth in the Nevada Revised Statutes, to: 6. Signature: Authorized Signature CFO, Secretary and Treasurer Title November 17, 2009 Date * If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members, a limited partnership or limited-liability limited partnership, by a general partner a limited-liability partnership, by a managing partner, a business trust, by a trustee. IMPORTANT: Failure to Include any of the above information and submit with the proper fees may cause this filing to be rejected, This form must be accompanied by appropriate fees. Nevada Secretary of State Correction Revised 3-26-09